Exhibit 4.1

SEE REVERSE FOR RESTRICTIVE LEGEND(S) NUMBER SHARES EXTERRAN CORPORATION a Delaware corporation The Corporation is Authorized to Issue Shares Common Stock – Par Value $0.01 Per Share THIS CERTIFIES THAT SAMPLE , is the owner of fully paid and non-assessable Shares of the Common Stock of Exterran Corporation, a Delaware corporation (the “Company”), transferable only on the books of the Company by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Company and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of shares of stock of the Company and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Company, and the Company will furnish any stockholder, upon request and without charge, a copy of such statement. IN WITNESS WHEREOF, the said Company has caused this certificate to be signed by its duly authorized officers this day of . , President , Secretary

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises. Dated In the presence of (print name) (print name) Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever. The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the securities laws of any state or other jurisdiction. Such securities may not be sold or offered for sale or otherwise transferred, pledged or hypothecated unless and until they have been registered under the Act and such securities laws or an opinion of counsel, in form and substance satisfactory to the Corporation, has been given by counsel satisfactory to the Corporation to the effect that such registration is not required. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDERS’ AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.